EXHIBIT 21
                                                                      ----------


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                 Percent of               State of
           Parent                       Subsidiary or Organization               Ownership             Incorporation
---------------------------------  -----------------------------------------  ----------------      -------------------

Northeast Indiana Bancorp, Inc.      First Federal Savings Bank                     100%                   Federal

First Federal Savings Bank           Northeast Indiana Financial, Inc.              100%                   Indiana




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